Exhibit 3.63

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LONDON-SIRE RECORDS INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-EIGHTH DAY OF MAY, A.D. 1997, AT 4 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “SIRE RECORDS GROUP INC.” TO “LONDON-SIRE RECORDS INC.”, FILED THE EIGHTH DAY OF MARCH, A.D. 2000, AT 4 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

		/s/ Harriet Smith Windsor
	[SEAL]	Harriet Smith Windsor, Secretary of State

2755546 8100H		AUTHENTICATION:	2876787

040036332		DATE:	01-16-04

1

CERTIFICATE OF INCORPORATION

OF

SIRE RECORDS GROUP INC.

The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that:

FIRST: The name of this corporation is Sire Records Group Inc.

SECOND: Its Registered Office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The Registered Agent in charge thereof is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized stock of the corporation is two hundred (200); all of which are without par value and classified as common stock.

FIFTH: The name and mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

Marie N. White	75 Rockefeller Plaza
New York, New York 10019

SIXTH: The duration of the corporation shall be perpetual.

SEVENTH: When a compromise or arrangement is proposed between the corporation and its creditors or any class of them or between the corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation pursuant to the provisions of Section 291 of Title 8 of the Delaware Code or on application of trustees in dissolution or any receiver or receivers appointed for the corporation pursuant to provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 05/28/1997
971174299 - 2755546

number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the corporation.

EIGHT: The personal liability of all of the directors of the corporation is hereby eliminated to the fullest extent allowed as provided by the Delaware General Corporation Law, as the same may be supplemented and amended.

NINTH: The corporation shall, to the fullest extent legally permissible under the provisions of the Delaware General Corporation Law, as the same may be amended and supplemented, shall indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in is official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation.  Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.

Dated:	May 27, 1997

/s/ Marie N. White
Marie N. White, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 03/08/2000
001118876 - 2755546

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SIRE RECORDS GROUP INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

We, Warren A. Christie, Vice President and Marie N. White, Assistant Secretary of Sire Records Group Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST:                                        That the Certificate of Incorporation of said corporation has been amended as follows:

By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

“FIRST:                                  The name of the corporation is: London-Sire Records Inc.”

SECOND:                         That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 7th day of March, 2000.

/s/ Warren A. Christie
Warren A. Christie
Vice President

/s/ Marie N. White
Marie N. White
Assistant Secretary